Exhibit 99.1

VMware to Acquire AirWatch

Acquisition will Provide Customers with the Most Complete Solution to Manage Users,

Devices and Applications across Desktop and Mobile Environments

VMware Reports Record Preliminary Q4 2013 Results

VMware to Host Financial Analyst Conference Call Today at 5:00 a.m. PT

PALO ALTO, Calif., January 22, 2014 – VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, and AirWatch today announced that they have signed a definitive agreement under which VMware will acquire AirWatch, the leading provider of enterprise mobile management and security solutions. VMware will acquire AirWatch for approximately $1.175B in cash and approximately $365M of installment payments and assumed unvested equity. The AirWatch team will continue to report to founder and chief executive officer John Marshall as part of VMware’s End-User Computing group, led by Sanjay Poonen, EVP and GM. Alan Dabbiere, AirWatch’s co-founder and chairman, will be overseeing a new AirWatch operating board which will report to Pat Gelsinger, VMware chief executive officer.

“AirWatch provides best-in-class, secure, enterprise-mobile management to thousands of businesses around the world,” said Pat Gelsinger, chief executive officer, VMware. “With this acquisition VMware will add a foundational element to our end-user computing portfolio that will enable our customers to turbo-charge their mobile workforce without compromising security.”

“When we started AirWatch, we set out to help businesses succeed in the mobile explosion that was set to come. Now there are more than 2 billion smart phones and tablets in the world and more than half of those devices touch an enterprise,” said Alan Dabbiere, co-founder and chairman, AirWatch. “By joining a proven innovator like VMware, we now have an opportunity to bring our leading-edge solutions to an even broader set of customers and partners to help them optimize for the mobile-cloud world.”

Privately held and headquartered in Atlanta, GA, AirWatch is the leading provider of enterprise solutions for Mobile Device Management, Mobile Application Management and Mobile Content Management. With more than 10,000 customers globally and more than 1,600 employees across nine global offices, AirWatch’s solutions give enterprises a strategic platform to securely manage a rapidly growing set of mobile devices and an increasingly mobile workforce. The Atlanta site is expected to expand and be the center of VMware’s mobile operations.

“Our vision is to provide a secure virtual workspace that allows end users to work at the speed of life,” said Sanjay Poonen, EVP and GM of VMware’s End-User Computing group. “The combination of AirWatch and VMware will enable us to deliver unprecedented value to our customers and partners across their desktop and mobile environments.”

This acquisition will expand VMware’s End-User Computing group; AirWatch’s offerings will form an expanded portfolio of mobile solutions that are complementary to VMware’s portfolio. The acquisition has been approved by the boards of directors of both VMware and AirWatch and the acquisition is expected to close during late Q1 2014 subject to regulatory approvals and customary closing conditions. The acquisition will be funded through a combination of balance sheet cash and proceeds from approximately $1B of additional debt to be provided by EMC. VMware will also continue with its ongoing share buyback program.

Preliminary Q4 2013 Results

VMware today also announced preliminary financial results for the fourth quarter of 2013:

Revenues for the fourth quarter are expected to be $1.48 billion, an increase of 15% from the fourth quarter of 2012. Excluding revenues attributable to Pivotal Software Inc. and all divestitures that occurred in 2013, revenues for the fourth quarter are expected to have increased 20% from the fourth quarter of 2012.1 “I’m delighted with our overall Q4 performance, with total revenue expected to exceed the high end of our guidance range,” said Jonathan Chadwick, chief financial officer and executive vice president, VMware.

License revenues for the fourth quarter are expected to be $687 million, an increase of 15% from the fourth quarter of 2012. Excluding revenues attributable to Pivotal Software Inc. and all divestitures that occurred in 2013, license revenues for the fourth quarter are expected to have increased 18% from the fourth quarter of 2012.1

Non-GAAP operating margin for the fourth quarter is expected to be 35.6%. GAAP operating margin for the fourth quarter is expected to be 25.2%.

Additional detail regarding fourth quarter earnings will be provided in a press release and earnings announcement call as previously scheduled on the January 28, 2014 at 2:00 p.m. PT/ 5:00 p.m. ET.

VMware’s Pat Gelsinger, Jonathan Chadwick and Sanjay Poonen, and Alan Dabbiere of AirWatch, will participate in a financial analyst conference call today at 5:00 a.m. PT / 8:00 am ET to review this acquisition, the preliminary financial results and to provide forward looking guidance. The call will broadcast live at http://ir.vmware.com or you may dial in: 1-888-989-9729, password: VMWARE. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months.

[1]	Comparative growth percentages exclude revenues in each period attributable to the products and services contributed to Pivotal Software, Inc. and the products and services associated with divestitures consummated by VMware in 2013.

Additional Resources

•	Read the blog posted by Sanjay Poonen, executive vice president and general manager, End-User Computing, VMware

•	Connect with VMware on Twitter and Facebook

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2012 revenues of $4.61 billion, VMware has more than 500,000 customers and 55,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

About AirWatch

AirWatch is the leading mobile security and enterprise mobility management provider with more than 1,600 employees across nine global offices. More than 10,000 organizations in 150 countries leverage the AirWatch Enterprise Mobility Management Platform, which includes industry-leading mobile device, email, application, content, laptop and browser management solutions. Organizations can implement these solutions stand-alone for unique bring your own device requirements, in AirWatch Workspace containerized solution, or a comprehensive, highly scalable, enterprise-grade mobility platform. With the largest research and development team in the industry, AirWatch enables the broadest mobile platform support, develops innovative solutions like AirWatch Secure Content Locker, and integrates with the leading device manufacturers and technology solutions providers in the mobile ecosystem.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware is a registered trademark or trademark of VMware, Inc. in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the consummation of the acquisition of AirWatch, the payment of the merger consideration, the anticipated timing for the closing of the transaction, the impact of the transaction on VMware’s future product offerings, VMware expanding its mobile solutions offering to more customers, expected funding for the acquisition, continuing the share buyback program and expected financial results for the fourth quarter of 2013. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the satisfaction of closing conditions for the acquisition; (ii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act; (iii) unexpected costs, liabilities or delays in connection with the transaction; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in consumer, government, and information technology spending, including any residual impact of the partial U.S. federal government shutdown in October 2013; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization and mobile market, and new product and marketing initiatives by VMware’s competitors; (vii) factors that affect timing of license revenue recognition such as product announcements and promotions and beta programs; (viii) customers’ ability to develop, and to transition to, new products and computing strategies such as cloud computing, desktop virtualization, enterprise mobile management and security and the software-defined data center; (ix) the uncertainty of customer acceptance of emerging technology; (x) changes in the willingness of customers to enter into longer term licensing and support arrangements; (xi) rapid technological and market changes in virtualization software and platforms for cloud, end user and mobile computing; (xii) changes to product development time lines; (xiii)

VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xiv) VMware’s ability to protect its proprietary technology; (xv) VMware’s ability to attract and retain highly qualified employees; (xvi) the successful integration of acquired companies and assets into VMware; and (xvii) fluctuating currency exchange rates. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value, and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Company contacts:

Joan Stone

VMware Corporate PR

650-224-8733

joanstone@vmware.com

Michelle Clapp

Hill and Knowlton

415-856-5105

michelle.clapp@hkstrategies.com

Paul Ziots

Investor Relations

650-427-3267

pziots@vmware.com

VMware PR inquiries hotline: (650) 427-2485

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(in millions)

(unaudited)

	For the Three Months Ended
	December 31,
	2013	2012	% Change
License revenues as reported	$687	$597	15%
Pivotal	—	(8)
All dispositions	—	(8)

License revenues as reported, excluding Pivotal and all dispositions	$687	$581	18%

Total revenues as reported	$1,483	$1,293	15%
Pivotal	—	(40)
All dispositions	—	(21)

Total revenues as reported, excluding Pivotal and all dispositions	$1,483	$1,232	20%

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN

(unaudited)

For the Three Months Ended
December 31, 2013
GAAP Operating Margin	25.2%
Stock-based compensation	8.2
Employer payroll tax on employee stock transactions	0.1
Intangible amortization	1.7
Realignment charges	0.3
Acquisition and other related items	0.1

Non-GAAP Operating Margin	35.6%

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, we have disclosed in this press release non-GAAP operating margin. VMware has provided a reconciliation of non-GAAP operating margin used in this earnings release to the most directly comparable GAAP financial measure. This non-GAAP financial measure differs from GAAP in that it excludes stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, and acquisition and other-related, each as discussed below.

We have also presented in this press release growth in our license revenues and total revenues, excluding revenue generated each period by the products and services contributed to Pivotal Software, Inc. on April 1, 2013 and the products and services associated with the divestures consummated by us in 2013. We believe these measures are useful to investors because they allow investors to make meaningful comparisons of our revenues across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude amounts that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Additionally, in order to establish the fair value of performance-based stock awards, which are also an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges: Realignment charges include workforce reductions, asset impairments, losses on asset disposals, and costs to exit facilities. We believe it is useful to exclude these items, when significant, as they are not reflective of our ongoing business and operating results.

•	Acquisition and other-related items. Acquisition and other -related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees, which vary significantly and are unique to each transaction. Additionally, VMware does not acquire or dispose of businesses on a predictable cycle.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.